As filed with the Securities and Exchange Commission February 22, 2007

File No. 333-139746

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2  Amendment 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSACT ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	6792 (Primary Standard Industrial Classification Code Number)	98-0515445 (IRS Employer Identification No.)

1188 West Georgia Street, Suite 1650

Vancouver, BC  Canada V6E 4A2

(Address and telephone number of registrant’s principal offices)

Roderick Bartlett

1188 West Georgia Street, Suite 1650

Vancouver, BC  Canada V6E 4A2

604-629-2461

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1322 W. Pachua Circle

Ivins, UT 84738

(435) 688-7317

(801) 435-688-7318 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class	Amount to be	Proposed offering	Proposed maximum	Amount of
of securities to	registered	price per share	aggregate offering	registration
be registered			price	fee

Common Stock	2,000,000 Shares	$0.25 per share	$500,000	$53.50

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, ______________

$250,000 Minimum / $500,000 Maximum

TRANSACT ENERGY, CORP.

COMMON STOCK

This is Transact’s initial public offering.  We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of common stock.  The public offering price is $0.25 per share.  No public market currently exists for our shares, and we do not plan to apply to have our shares listed on any national securities exchange or the Nasdaq Stock Market.

See “Risk Factors” beginning on page 2 for certain information you should consider before you purchase the shares.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares are offered on a minimum/maximum, best efforts basis directly through our officers and directors.  No commission or other compensation related to the sale of the shares will be paid to our officers and directors.  Our officers and directors will not register as  broker-dealers with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.  If no market develops, you will not be able to resell your shares publicly.

The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $250,000 in cash has been received as proceeds from the sale of shares.  We estimate expenses for this offering to be approximately $45,000.  At any time prior to our receiving the minimum, you may revoke your subscription, which revocation must be in writing and addressed to our principal offices.  At that time, your investment will be returned to you.  If we do not receive the minimum proceeds by May 31, 2007, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail a notice to you no later than five business days after May 31, 2007.  Our officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow; however we do not have any such arrangement with our officers and directors.  We may terminate this offering prior to the expiration date.

	Price to Public	Commissions	Proceeds to Company

Per Share	$0.25	$-0-	$0.25

Minimum	$250,000	$-0-	$250,000
Maximum	$500,000	$-0-	$500,000

The date of this Prospectus is February 22, 2007.

PROSPECTUS SUMMARY

Summary of our Company

We formed as a Nevada corporation on March 15, 2006 as TransAct Energy Corp. We intend to acquire and sell oil and gas lease interests, retaining a royalty on each lease.  We anticipate we will secure oil and gas leases based on researched historical information and then partner with experienced industry professionals for further exploration and operations.  Our revenues will be generated by retaining a royalty interest in the properties that are ultimately developed for production.  Our initial focus will be the acquisition of oil and gas leases primarily in British Columbia and Alberta, Canada.

We intend to research and select prospective leaseholds in or near areas with historical and proven resources and then procuring leases on such properties either through private transactions or through auction.  We then expect to create additional value beyond the lease by completing an engineering review of existing seismic data and performing onsite evaluations if needed in order to determine an estimated level of probability.  Once a property has been thoroughly evaluated, we intend to seek experienced operators or joint venture partners who would then further explore and develop the property with TransAct earning a royalty from oil and gas production.

Because we are a development stage company and have no revenue from operations, our auditors have issued a going concern opinion. Our net loss from our inception on March 15, 2006 through September 30, 2006 was $4,887. Our principal executive offices and mailing address is 1188 West Georgia Street, Suite 1650, Vancouver, BC  Canada V6E 4A2.  Our telephone number is 604-629-2461.

About our offering

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of common stock.  Upon completion of the offering, we will have 10,400,000 shares outstanding if we sell the minimum number of shares or 11,400,000 shares outstanding if we sell the maximum number of shares.  At any time prior to us receiving the minimum, you may revoke your subscription, which revocation must be in writing and addressed to our principal offices, and your investment will be returned to you.  If we do not receive the minimum proceeds by May 31, 2007, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail a notice to you no later than five business days after May 31, 2007.  Our officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow but have no obligation to do so.  We will use the offering proceeds over the next twelve months to implement our business plan and continue operations, which will consist of the following:

•

Research and identify appropriate oil and gas lease opportunities

•

Purchase oil and gas leases either privately or through auction

•

Provide working capital to operate, manage and maintain current and proposed operations

RISK FACTORS

Investing in our stock is very risky, and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

RISKS RELATED TO OUR COMPANY

We are a new business with extremely limited operating historymaking an investment in TransAct is risky.  If we are unable to successfully identify and purchase oil and gas leases, then we will not be successful as a business. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan and obtaining 100% interest in a petroleum and natural gas lease in Alberta, Canada referred to as the MedHat Project.  As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern.  If we are unable to implement our business plan and acquire oil and gas leases, we will be unable to move beyond the development stage. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7.  We are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date other than the purchase of our MedHat Project in Alberta, Canada, and have been limited to defining our business plan and initial research for future oil and gas lease properties in Canada.  These factors raise substantial doubt about our ability to continue as a going concern.

If we cannot absorb the costs associated with being a public company your investment may be jeopardized.  In order to maintain our status as a public company, we must comply with the Securities and Exchange Commission’s periodic reporting requirements.  The periodic reports require legal and accounting expertise that is often costly. If we cannot maintain our public company status and keep our periodic reports current, you may not be able to liquidate your shares. Costs associated with being a public company are much higher than those of a private company.  TransAct, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense and could adversely affect our financial survival. Sarbanes-Oxley Act of 2002 disclosure requirements are time consuming and burdensome. The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company may make the economic viability of TransAct very doubtful.

If we are unable to acquire additional oil and gas leases we will have no further potential sources of revenue and will be unsuccessful in implementing our business plan. We currently have only one oil and gas lease with no assurance that we can find additional oil and gas leases for sale on reasonable terms. On September 7, 2006 we acquired 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash, the MedHat Project.  The lease is for a 5 year term and calls for annual rental and royalty payments.  In order to continue our business, it is necessary that we identify and purchase additional oil and gas leases.  Currently, we have not entered into any agreements for any additional oil and gas leases.

If we are unable to compete in the oil and gas lease industry we will have to abandon our business plan and you may lose your entire investment in TransAct.  We operate in the highly competitive areas of oil and natural gas lease acquisition, development, and exploitation. We face intense competition from both major and other independent oil and natural gas companies in seeking to acquire desirable producing properties or new leases for future exploration. Many of our competitors have financial and other resources substantially greater than ours, and some of them are fully integrated oil companies. Many of these companies not only explore for and produce crude petroleum and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for development prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue lease exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to obtain leases in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

The prices of the Company's products are controlled by domestic and world markets. However, competition in the petroleum and natural gas exploration industry also exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product. TransAct, and ventures in which it may participate, are very small compared to other petroleum and natural gas leasing companies. As a result, it may have difficulty acquiring additional acreage and/or projects, and may have difficulty arranging for lucrative leases on the oil or natural gas properties it identifies.

We may incur losses as a result of title deficiencies in the properties in which we invest. If an examination of the title history of a property that we have purchased reveals a petroleum and natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. In such an instance, the amount paid for such petroleum and natural gas lease or leases would be lost. It is our practice, in acquiring petroleum and natural gas leases, or undivided interests in petroleum and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of petroleum and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest. Prior to the drilling of a petroleum and natural gas well, however, it is the normal practice in the petroleum and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed petroleum and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered.

Acquisitions may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.  Acquisitions of oil and gas leases will be a significant component to our future growth. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and gas prices, operating costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we perform a review of the acquired properties which we believe is generally consistent with industry practices. However, such a review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every site. Even when we inspect a site, we do not always discover structural, subsurface and environmental problems that may exist or arise. We are generally not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. We typically will acquire interests in properties on an “as is” basis with limited remedies for breaches of representations and warranties. As a result of these factors, we may not be able to acquire oil and gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

We may not be able to obtain adequate financing to continue our operations. We have relied in the past primarily on the sale of equity capital to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties. We will require significant additional capital to fund our future activities and to service current and any future indebtedness. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our business.

We may have difficulty managing growth in our business. Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

Our officers and directors are limited in the time they can devote to our operations.  If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. Our officers and directors currently maintains outside employment that is full time, which limits the amount of time they can devote to our operations.  If the offering is completed, it is expected that our officers and directors will devote approximately 20 hours per week to our business. Please see the section entitled “Management” for details of other employment by our officers and directors.  Further, regulatory requirements of a public company will require management attention to the details of public company governance and compliance that will take time away from TransAct’s daily operations. As only employees, Mr. Bartlett and Mr. Forzley are critical to our success.  We do not intend to purchase Key Man Insurance for our officers and directors.

RISKS RELATED TO OUR OFFERING

Investor funds will be held in escrow without interest until the minimum offering amount of $250,000 has been reached.  Should we fail to reach the minimum, your funds will be returned in full without interest.  You may not have investment funds returned for an additional ninety days after May 31, 2007 if we extend the closing date of the offer.  If we achieve the minimum investment, the Company will not receive any interest on the funds held in escrow.

Our officers and directors, Mr. Bartlett and Mr. Forzley, may purchase shares in this offering for the sole purpose of meeting the minimum offering amount and breaking the escrow provision.  If this is the case, our officers and directors would own a greater portion of the shares than shown on the beneficial ownership table and would place our officers and directors in a position of having a larger voting position regarding corporate matters

The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  We arbitrarily determined our offering price.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

Our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock will become subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

If the offering is completed, you will have little or no ability to control operations.  If the maximum number of shares is sold, then new investors will not possess the voting leverage to materially affect the operation of the business. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percentage, less than 15%, of our shares.  As a result, you have little or no ability to control how management operates our business.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. If current shareholders sell substantial amounts of our restricted stock, then the market price, if any, of our common stock could decrease. Upon completion of the offering and if we sell the minimum number of shares, we will have 10,400,000 shares outstanding with 1,000,000 shares freely tradeable and if we sell the maximum number of shares, we will have 11,400,000 shares outstanding with 2,000,000 shares freely tradable.  Regardless of the number of shares we sell, we will have 9,400,000 shares that are restricted but may be sold under Rule 144.

RISKS RELATED TO OUR INDUSTRY

The leasing and management of oil and gas properties involves substantial risks that may result in a total loss of investment. The business of leasing and management of oil and gas properties involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome.  If any oil or gas properties we lease are not productive, we will not recognize any revenue from them.  Leasing oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.  Our revenue will depend entirely on leasing oil and gas properties that are economically productive.

We may suffer losses or incur liability for events that we or third party operators of a property have chosen not to insure against. We may suffer losses from uninsurable hazards or from hazards, which we or the operator have chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our financial position.

The volatility of natural gas and oil prices could have a material adverse effect on our business. A sharp decline in the price of natural gas and oil prices would result in a commensurate reduction in our potential income from the production of oil and gas. In the event prices fall substantially, we may not be able to realize a profit from our lease and would continue to operate at a loss. In recent decades, there have been periods of both worldwide overproduction and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of crude oil has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. Among the factors that can cause the price volatility are:

   o  worldwide or regional demand for energy, which is affected by economic conditions;

   o  the domestic and foreign supply of natural gas and oil;

   o  weather conditions;

   o  domestic and foreign governmental regulations;

   o  political conditions in natural gas or oil producing regions;

   o  the ability of members of the Organization of Petroleum Exporting

     Countries to agree upon and maintain oil prices and production levels;

   o  the price and availability of alternative fuels;

   o  acts of war, terrorism or vandalism; and

   o  market manipulation.

Our natural gas and oil lease is currently located in, and all of our future natural gas and oil leases are anticipated to be located in, the province of Alberta, Canada. Factors that can cause price volatility for crude oil and natural gas within this region are:

   o  the availability of gathering systems with sufficient capacity to handle local production;

   o  seasonal fluctuations in local demand for production;

   o  local and national gas storage capacity;

   o  interstate pipeline capacity; and

   o  the availability and cost of gas transportation facilities from the Alberta, Canada region.

It is impossible to predict natural gas and oil price movements with certainty. Lower natural gas and oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of natural gas and oil that our current lease and future leases can produce economically. A substantial or extended decline in natural gas and oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures. Further, oil prices and natural gas prices do not necessarily move together.

We do not currently have any contracts with any operators, however, exploration and development drilling by third parties may not result in commercially productive reserves. Third party operators will not always encounter commercially productive reservoirs through their drilling operations. The seismic data and other technologies we use do not allow us to know conclusively prior to  a well that oil or gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Our efforts will be unprofitable if the operator drills dry wells or wells that are productive but do not produce enough reserves to return a profit after drilling, operating and other costs. Further, the drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	increases in the cost of, or shortages or delays in the availability of, drilling rigs and equipment;

•	unexpected drilling conditions;

•	title problems;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse weather conditions; and

•	compliance with environmental and other governmental requirements.

Although we do not yet have any contracts with partners or third-party operators, financial difficulties encountered by our future partners or third-party operators could adversely affect the exploration and development of our prospects. Liquidity and cash flow problems encountered by our partners may prevent or delay the drilling of a well or the development of a project. Our partners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farm-out partner, we would have to find a new farm-out partner or obtain alternative funding in order to complete the exploration and development of the prospects subject to the farm-out agreement. We cannot assure you that we would be able to obtain the capital necessary to fund these contingencies or that we would be able to find a new farm-out partner.

Any development project of our resource assets will be directly affected by the royalty regime applicable. The economic benefit of future capital expenditures for projects is, in many cases, dependent on a satisfactory royalty regime. There can be no assurance that the provincial/state governments will not adopt a new royalty regime that will make capital expenditures uneconomic or that the royalty regime currently in place will remain unchanged.

Environmental costs and liabilities and changing environmental regulation could materially affect our cash flow. Our operations are subject to stringent federal, state and local laws and regulations relating to environmental protection. These laws and regulations may require the acquisition of permits or other governmental approvals, limit or prohibit our operations on environmentally sensitive lands, and place burdensome restrictions on the management and disposal of wastes. Failure to comply with these laws may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may delay or prevent our operations. Any stringent changes to these environmental laws and regulations may result in increased costs to us with respect to the disposal of wastes, the performance of remedial activities, and the incurrence of capital expenditures.

We are subject to complex governmental regulations which may adversely affect the cost of our business.  Petroleum and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. The operators may be required to make large  expenditures to comply  with these  regulatory requirements. Legislation affecting the petroleum and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the petroleum and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the petroleum and natural gas industry created by new legislation would increase our cost of doing business and, consequently, adversely affect our profitability. A major risk inherent in drilling is the need to obtain drilling and right of way permits from local authorities. Delays in obtaining drilling and/or right of way permits, the failure to obtain a drilling and/or right of way permit for a well or a permit with unreasonable conditions or costs could have a materially adverse effect on our ability to effectively develop our properties.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

 You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

Some of the information included in this prospectus contains “forward-looking statements”. These statements can be identified by the use of forward-looking words, including “may”, “expect”, “anticipate”, “plan”, “project”, “believe”, “estimate”, “intend”,  “should” or other similar words. Forward-looking statements may include statements that relate to, among other things:

•	Our financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Operators drilling productive wells;

•	Natural gas and oil reserves;

•	Timing and amount of future acquisition of natural gas and oil leases;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	Property acquisitions and sales.

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These factors include among others:

•	Low and/or declining prices for natural gas and oil;

•	Natural gas and oil price volatility;

•	Ability to raise capital to fund capital expenditures;

•	The ability to find, acquire, have third parties develop and produce new natural gas and oil properties;

•	Operating hazards incurred by third party operators that are attendant to the natural gas and oil business;

•	Potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	Weather conditions;

•	Delays in anticipated start-up dates by third party operators;

•	Actions or inactions of third-party operators of our properties;

•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Federal and state regulatory developments and approvals;

•	Environmental risks;

•	Worldwide economic conditions; and

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

DILUTION AND COMPARATIVE DATA

As of September 30, 2006, we had an audited net tangible book value, which is the total tangible assets less total liabilities, of $48,613 or a net tangible book value per share of approximately $.00517.  The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after September 30, 2006, except the sale of the minimum and maximum number of shares offered and offering expenses estimated to be $45,000.

	Assuming Minimum Shares Sold	Assuming Maximum Shares Sold

Shares Outstanding	10,400,000	11,400,000

Public offering net proceeds at $0.25 per share	$205,000	$455,000

Net tangible book value before offering	$48,613 $.00517 per share	$48,613 $.00517 per share

Pro forma net tangible book value after offering	$253,613 $.0246 per share	$503,613 $.0441 per share

Increase attributable to purchase of shares by new investors	$.0194	$.0389

Dilution per share to new investors	$.2254	$.2059

Percent dilution	90.16%	82.36%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of September 30, 2006:

	Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	9,400,000 100%	$53,500 100%	$.006
New Investors Minimum Offering Maximum Offering	1,000,000 9.61% 2,000,000 17.54%	$250,000 82.37% $500,000 90.33%	$.25 $.25

The numbers used for present shareholders assumes that none of the present shareholders will purchase additional shares in this offering.  However, it is possible that our present shareholders will purchase additional shares in the offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders.  You will also contribute a significantly higher percentage of the total amount to fund TransAct, but will own a small percentage of our shares.  Investors will have contributed $250,000 if the minimum is raised and $500,000 if the maximum is raised, compared to $53,500 contributed by current shareholders.  Further, investors will own 9.61% of the total shares if the minimum is raised and 17.54% of the total shares if the maximum is raised.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting $45,000 in estimated expenses related to this offering is:

•

$205,000 if the minimum number of shares is sold; and

•

$455,000 if the maximum number of shares is sold.

The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered.  Since the dollar amounts shown in the table are estimates, actual use of proceeds may vary from the estimates shown.

Description	Assuming Sale of Minimum Offering	Assuming Sale of Maximum Offering
Total Proceeds Less Estimated Offering Expenses	$250,000 (45,000)	$500,000 (45,000)
Net Proceeds Available	$205,000	$455,000
Use of Net Proceeds
Working Capital Future Lease Acquisitions Engineering & Seismic Costs	60,000 95,000 50,000	150,000 175,000 130,000
TOTAL NET PROCEEDS	$205,000	$455,000

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

We intend to use the proceeds from this offering to identify and purchase oil and gas leases, primarily in the Alberta, Canada region.  We will also use the proceeds to perform engineering and seismic reviews for potential leases.  Working capital expenses which include accounting, legal, administrative, advertising, marketing and general office expense will be paid from the proceeds raised in this offering.

We expect that we should be able to commence our business and continue operations for 12 months from the proceeds raised in this offering.

Pending the purchase of leases, we may invest the proceeds of this offering in short-term, investment grade, interest-bearing securities, money market accounts, and insured certificates of deposit and/or insured banking accounts.

We do not intend to use any of the proceeds from this offering to purchase key-man insurance.  We anticipate that costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

DETERMINATION OF OFFERING PRICE

Our management arbitrarily determined the offering price of the shares.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

Our History and Business

We formed as a Nevada corporation on March 15, 2006 as TransAct Energy Corp. Our activities have been limited to developing and writing our business plan and the purchase of an oil and gas lease.  On September 7, 2006 we acquired 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash, the MedHat Project.  As of the date of this offering, we have not commenced operations other than to obtain rights to the MedHat Project.  Management has primarily focused on preparation of this offering document along with contacting various entities and people in search of additional oil and gas leases for purchase.

We anticipate we will secure oil and gas leases based on researched historical information and then partner with experienced industry professionals for further exploration and operations.  Our revenues will be generated by retaining a royalty interest in the properties that are ultimately developed for production.  Our initial focus will be the acquisition of oil and gas leases primarily in British Columbia and Alberta, Canada.

We intend to research and select prospective leaseholds in or near areas with historical and proven resources and then procuring leases on such properties either through private transactions or through auction.  We then expect to create additional value beyond the lease by completing an engineering review of existing seismic data and performing onsite evaluations if needed in order to determine an estimated level of probability.  Once a property has been thoroughly evaluated, we intend to seek experienced operators or joint venture partners who would then further explore and develop the property with TransAct earning a royalty from oil and gas production.

Business Strategy

We are an independent energy company engaged in the acquisition and management of natural gas and oil rights in the United States and Canada. Our principal business activities include the identification, acquisition, and subsequent contracting out for exploration and development of natural gas and oil properties. Our emphasis is on prospective deep structures identified through seismic and other analytical techniques. We seek to reduce exploration risk and financial exposure by acquiring properties that have wells previously drilled in close proximity or into the targeted geologic horizons, joint venturing with knowledgeable industry partners or by farming out acreage to other industry participants on terms that reduce our economic risk to levels deemed appropriate.

Population growth is a key determinant of total energy consumption, closely linked to rising demand for housing, services and travel. In the Annual Energy Outlook 2006 presented by the US Energy Information Administration, the average energy use per person increases through to 2030, Coal and Petroleum lead the increases in primary energy use. New sources of coal and oil will come through exploration, we now find one barrel for every four we consume.  The U.S. is currently highly dependent upon other nations for the oil that constitutes approximately 40% of our energy use. The United States is an enormous producer of energy. We are currently the world's largest producer of oil, nuclear, and hydro power combined, and the second largest producer of natural gas and coal. However, the United States alone uses approximately one quarter of the world's supply of energy, but has only about 5% of the world's population. As of early 2000, the U.S. consumes almost 12 million barrels daily more energy than we produce (in oil equivalent); the shortfall is made up by imported oil. Despite the most technologically advanced exploration and production systems in the world operating in a deregulated environment, U.S. oil and NGL reserves have decreased 30 percent from the high in 1970. The primary reason petroleum reserves have not fallen further is the technological advances in exploration and production that provide additional reserves through the phenomenon of reserve growth. According to the Energy Information Administration, over the past fifteen years an additional million barrels of oil per day has been required to meet world energy demands.

Global demand for energy and growing recognition of Alberta's vast energy potential means increasing interest in Alberta as a place to invest in energy development. Alberta maintains competitive fiscal and regulatory regimes that are intended to attract industry investment and ensure that Albertans, the resource owners, benefit from resource development. Predictability, certainty, stability and a well-developed infrastructure are all features that make Alberta's resource development system a strong competitor for industry investment.

TransAct will initially focus on securing properties with high potential, low risk and energy resources in British Columbia and Alberta, Canada.  Once properties are secured, we will attempt to establish agreements with exploration and/or development companies that are capable of successfully exploiting any leases under Farm Out Agreements.  A Farm Out and Royalty Procedures Agreement is an industry standard which is governed by the Canadian Association of Petroleum Landmen.

We believe our success depends on building and maintaining strategic alliances with exploration/development and joint ventures/partners and other industry related business affiliates to help exploit the properties we secure.  Further, we believe that by obtaining resource rights in locations that historically have demonstrated high probabilities of recoverable energy resources, we will posture ourselves to be attractive to other industry participants.

We intend to differentiate ourselves by offering pre-researched and engineered properties to our customers.  Our sales and marketing strategy will be a combination of targeted marketing techniques as well as a focused direct sales team approach.  We plan to clearly communicate with potential customers as to the quality of the properties and research we have undertaken, thus reducing a potential customer’s development risk.

Markets and Customers

The success of our operations is dependent upon prevailing prices for natural gas and oil. The markets for natural gas and oil have historically been volatile and may continue to be volatile in the future. Natural gas and oil prices are beyond our control. However, rising demand for natural gas to fuel power generation and meet increasing environmental requirements has led some industry observers to indicate that long term demand for natural gas is increasing.

We expect our customers will primarily be small to medium sized oil and gas exploration/development companies.  We anticipate that well researched properties secured under long term leases will attract quality exploration partners resulting in royalties back to TransAct.  Industry analysis indicates the long term prospects of the oil and gas industry are favorable.

Exploration companies looking to Farm Out oil and gas leases typically make their decision and offers based on the probability of success.  Well researched properties with a high probability of oil or gas reserves attract quality partners and terms.  We intend to research and acquire those properties that we believe will hold high probability of success and in turn, enter agreements with those companies who will exploit the property and provide favorable royalties to TransAct.

Competition

Our natural gas and petroleum activities take place in a highly competitive and speculative business atmosphere. In seeking suitable natural gas and petroleum properties for acquisition, we compete with a number of other companies operating in our areas of interest, including large oil and gas companies and other independent operators with greater financial resources. We do not believe that our competitive position in the petroleum and natural gas industry will be significant.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations.  Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance.  If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us.  This could have a material adverse effect on our operations.

The business of resource exploration and development is subject to substantial regulation under Canadian provincial and federal laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil sands bitumen and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil sands exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

The operations on our current lease and future leases are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

The exploration activities and drilling programs on our current lease and future leases are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Exploration and drilling is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Our business is subject to various federal, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. In British Columbia and Alberta, the legislated mandate for the responsible development of the province’s oil and gas resources is set out in the The Department of Energy and Mines Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Conservation Act allows the orderly exploration for, and development of, oil and gas in the province and optimizes recovery of these resources. In Alberta, oil sands activities are legislated under the Mines & Minerals Act which governs the management and disposition of rights in Crown owned mines and minerals, including the levying and collecting of bonuses, rental and royalties. The Oil Sands Conservation Act establishes a regulatory regime and scheme of approvals administered by the AEUB for the development of oil sands resources and related facilities in Alberta. The Acts are supported by the following regulations: Oil Sands Tenure Regulation, Oil Sands Royalty Regulation 1984, Oil Sands Royalty Regulation, 1997, Experimental Oil Sands Royalty Regulation, Oil Sands Conservation Regulation, Mines and Minerals Administration Regulation.

Employees

We have no employees other than our officers and directors and no formal employment agreements with our officers and directors.  We do not intend to hire employees until our operations require expansion.  Our officers and directors have agreed to devote such time as necessary for the development of our business.  It is anticipated that upon completion of the offering, our officers and directors will devote approximately 20 hours per week as a part-time employees while maintaining outside employment.  Our officers and directors are entitled to reimbursement for reasonable out of pocket expenses incurred on our behalf.  We do not have a formal agreements or arrangement to continue payment in the future.

Facilities

Our principal executive offices and mailing address is 1188 West Georgia Street, Suite 1650, Vancouver, BC  Canada V6E 4A2.  Our telephone number is 604-629-2461. We also have a satellite office for our operations located at Suite 445, 708  11th Avenue, S.W., Calgary, Alberta T2R 0E4 which is provided by Herb Miller, a shareholder, at no cost to TransAct.  We have no plans to expand beyond our current facilities and we intend to maintain our current office situation for at least the next twelve months.

In September 2006, we purchased a 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash.  The lease is for a five year term and calls for annual rental and royalty payments in accordance with the Mines and Mineral Act of Alberta.  The land consists of a one ¼ section Crown lease of Petroleum and Natural Gas rights.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

PLAN OF OPERATION

We intend to use the proceeds from this public offering to purchase additional oil and gas leases, perform engineering and seismic assessments and provide working capital for ongoing corporate expenses.

Our plan of operation for the next 12 months is to identify and acquire oil and gas leases, initially in the Alberta and British Columbia provinces of Canada, perform the necessary engineering and seismic assessments, and enter Farm Out agreements with third parties for development and operation of properties.

Should we receive the minimum offering of $250,000, after offering expenses estimated at $45,000,we will realize net proceeds of $205,000.  This amount will enable us to begin the above listed operations, plus, purchase necessary supplies, and will provide us with sufficient capital for the next twelve months.  We believe we can acquire up to ten oil and gas leases in the next twelve months if we only raise the minimum.  Should we receive the maximum amount of the offering, we will realize net proceeds of $455,000 after estimated offering expenses of $45,000.  Receiving the maximum amount of the offering will enable us to purchase up to sixteen oil and gas leases and provide us with sufficient capital for the next twelve months.  If we receive proceeds of more than the minimum but less than the maximum, we will adjust the number of oil and gas lease purchases.

We do not intend to use any of the proceeds from our offering to pay any salary or compensation to our officers or directors.

Costs associated with being a public company are much higher than those of a private company.  TransAct, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense which could adversely affect our financial survival.  The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company, may make the economic viability of TransAct very doubtful.

MANAGEMENT

Our business will be managed by our officers and directors.

Name	Age	Position	Since

Roderick Bartlett	50	Chief Executive Officer, President & Director	March 15, 2006

Harold Forzley	54	Chief Financial Officer, Secretary, Treasurer & Director	March 15, 2006

Craig Robson	54	Director	December 20, 2006

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified.  Officers hold office at the discretion of the Directors.

The following is a brief biography of our officers and directors.

Roderick C. Bartlett, CEO, President and Director.  Mr. Bartlett is currently the President and a director of S2C Global Systems, Inc., a public company traded on the Over the Counter Bulletin Board.   Mr. Bartlett has spent most of the past 10 years in his business development and his own ventures including a real estate development company, Triple R Developments, LTD (1991-2001) of which he was the President and majority shareholder. His public company experience includes the Reverse Take Over (RTO) of a Canadian Public Company, Claddagh Gold (August 1998 to August 2001). Mr. Bartlett through the RTO established a resort management company Resorts Unlimited Management (Toronto Stock Exchange-RUM) of which he was CEO and President.  From December 2001 to April 2004, Mr. Bartlett was Vice President Sales and Marketing of ActionView International (OBTCC-AVWI). -Mr. Bartlett went on to accept the position of Director, President and CEO of Quest Oil Corporation (OTCBB-QOIL) which he held from February 2004 until June 30, 2005.  Mr. Bartlett is responsible for the day to day operations and planning of S2C. Mr. Bartlett’s business experience over the past five years included business planning and execution, mergers and acquisitions, corporate finance, corporate governance, product development, resource development, project management, marketing strategies and execution.

Harold Forzley, CFO, Secretary, Treasurer and Director.  Mr. Forzley is currently the Chief Financial Officer and a director of S2C Global Systems, Inc., a public company traded on the Over the Counter Bulletin Board.   Mr. Forzley earned a BA Commerce while attending at Simon Fraser University and a Chartered Accountant designation while employed at Thorne Riddell (now KPMG). After an eight year tenure with Thorne Riddell, Mr. Forzley spent the next 20 years building a variety of companies primarily in the mining sector. Of note Mr. Forzley developed Continental Gold Corp. selling out to Placer Dome, now Barrick Gold Corporation (NYSE-ABX) and El Condor Resources selling out to Royal Oak (no longer trading). Both companies were sold for substantial returns to their shareholders. Mr. Forzley has spent the past five years in his own consultancy, providing financial/business advice to a variety of small businesses.  In September 2005, Mr. Forzley joined the board and became an officer of a mineral exploration company, Sonora Gold Corp. (Toronto Stock Exchange – SGG). In September 2006, Mr. Forzley joined the board and became an officer of a mineral exploration company, Grande Portage Resources Ltd., (Toronto Stock Exchange – GPG).  In February 2006, Mr. Forzley became the President of Pacific Cascade Minerals, Inc. (Toronto Stock Exchange – PCV).

Craig Robson, Director.   Mr. Robson began his career as a stock broker and investment advisor in 1971.  From 1975 to 1978, Mr. Robson was Deputy Sheriff of the British Columbia Ministry of the Attorney General and was responsible for management of the Crown Counsel Office court securities and seizures.  From 1980 to 1986, Mr. Robson was a Senior Investigator for the British Columbia Ministry of Finance where he investigated stock fraud and market manipulations.  He continued his career as a consultant to private and public companies and as an investment advisor.  Mr. Robson was a Director of Enternet, Inc. a publicly traded company from 2000 to 2001.  From 2001 to 2002, Mr. Robson was a director and President of Ashlar Financial Service Corp.  From 2002 to 2004, Mr. Robson assisted regulators and legal counsel as a private consultant to uncover and pursue perpetrators of fraud regarding Ashlar Financial Services Corp.  From 2005 to the present, Mr. Robson is a director of a private company, Shore Boards International, Inc.  Mr. Robson also currently acts as a consultant to and sits as a director for Sonora Gold Corp., a public company, (Toronto Stock Exchange – SGG),  is Vice President of West High Yield Resources Ltd., a public company, (Toronto Stock Exchange – YWHY), and sits as a director of Pacific Cascade Minerals, Inc., (Toronto Stock Exchange – PCV).

From June 2001 to August 2002, Mr. Robson was a director and President of Ashlar Financial Service Corp., a publicly traded company which in February 2000, had acquired a wholly owned subsidiary, Ashlar Capital Corporation, a receivables factoring company.  In July of 2002, Mr. Robson and others in the parent company, discovered that the president of the subsidiary along with other had withheld vital information and misrepresented the status of a large account receivable, which was delinquent and with no prospect or intention of being paid.  Mr. Robson reported the discovery to the regulatory bodies and as a result the company became insolvent and was put into receivership.  A cease trade order was issued by the British Columbia Securities Commission with respect to the company which has since been delisted.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of pending legal proceeding.  We do not know of any threatened or contemplated legal proceedings or litigation.

Code of Ethics

We have recently adopted a Code of Ethics and Business Conduct authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective.  Our Code also defines the standard of conduct expected by our officers, directors and employees.  The Code is filed as an exhibit to this report.

COMPENSATION

We do not have any formal employment agreements in place for our officers or directors.  We have not paid any compensation to any of our officers or directiors through the period covered by the financial statements included with this registration statement.  We anticipate entering into an employment agreement with our officers at such time as we generate sufficient revenue from the sale of our products. It is anticipated that upon completion of the offering our officers and directors will devote approximately 20 hours per week as part-time employees.  We do not intend to the use any of the proceeds from our offering to compensate our officers and directors.

At such time as our business generates revenue sufficient to cover all other costs associated with our business and we recognize a profit, we may consider an appropriate compensation plan for officers, directors, employees and consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We utilize office space provided by our President, Roderick Bartlett and additional office space provided by one of our shareholders, Herb Miller at no cost to TransAct.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus which is 9,400,000, and as adjusted to reflect the sale of 1,000,000 shares should we sell the minimum amount and 2,000,000 should we sell maximum number of shares.

The table includes:

•  each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•  each director of TransAct Energy Corp.

•  each named executive officer of TransAct Energy Corp.

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Roderick Bartlett (1)(2) 1188 West Georgia Street, Suite 1650 Vancouver, BC Canada V6E 4A2	1,875,000	19.94%	18.03%	16.45%

Harold Forzley (1) 2236 Nelson Ave. BC Canada V7V 2P8	1,775,000	18.88%	17.07%	15.57%

Richard P. Johnson 5008 Varsity Dr. N.W. Calgary, Alberta T3A 1A5 Canada	1,075,000	11.44%	10.34%	9.43%

Herb P. Miller 16 Arbour Estates Landing N.W. Calgary, Alberta T3G 3Z9 Canada	1,075,000	11.44%	10.34%	9.43%

Craig Robson (1) 6511 Houseman Pl. Richmond, BC V7E 4A8 Canada	700,000	7.44%	6.73%	6.14%

Chris Haugen #311 3333 W. 4th Ave. Vancouver, BC V6R 4R9 Canada	1,100,000	11.7%	10.58%	9.65%

Peter Miele 2434 Nelson Ave. West Vancouver, BC Canada V7V 2P8	900,000	9.57%	8.65%	7.9%

All directors and executive officers as a group: (3 people)	4,350,000	46.27%	41.82%	38.15%

(1) Officer and/or director

(2) These shares are held in the name of B.P.Y.A. 966 Holdings, Ltd., an entity owned and controlled by Roderick Bartlett.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001.  As of the date of this prospectus, there are 9,400,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock

Stock options

We do not currently have a stock option plan.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent.

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 9,400,000 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 1,000,000 shares will be freely tradable if the minimum is sold and 2,000,000 shares will be freely tradeable if the maximum number of shares is sold.  The remaining 9,400,000 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets, if any, may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company.  Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements.  The volume limitations provide that a person, or persons who must aggregate their sales, cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

 MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have 12 shareholders.  Currently, there is no public trading market for our securities.  If a market develops for our securities, it will likely be limited, sporadic and highly volatile. It is possible a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Presently, we are privately owned.  This is our initial public offering.  Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group.  These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by our officers and directors.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered “penny stocks” under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in “penny stocks” must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for “penny stock” transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares on a best efforts basis directly to the public through our officers and directors.  If we do not receive the minimum proceeds by May 31, 2007, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.

Until the minimum 1,000,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.  In the event that 1,000,000 shares are not sold by May 31, 2007, and we have not extended the offering for up to an additional 90 days, all funds will be promptly returned to investors without deduction or interest.  If 1,000,000 shares are sold, we may either continue the offering until May 31, 2007 or close the offering at any time. Our officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow, however we do not have any such arrangement with our officers and directors.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with officers and directors who:

(i)

will not receive any commission in connection with the sale of any securities registered in this offering;

(ii)

are not and have not been associated persons of a broker dealer within the preceding 12 months;

(iii)

do not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv)

have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v)

intend to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for TransAct Energy Corp. by the law firm of Cletha A. Walstrand, P.C., 1322 W. Pachua Circle, Ivins, UT  84738.

EXPERTS

The financial statements of TransAct Energy Corp. as of September 30, 2006 appearing in this Prospectus and Registration Statement have been audited by Pritchett, Siler & Hardy, CPAs as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to TransAct Energy Corp. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

TRANSACT ENERGY CORP.

[A Development Stage Company]

FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

TRANSACT ENERGY CORP.

 [A Development Stage Company]

CONTENTS

PAGE

—

Report of Independent Registered Public

Accounting Firm

26

—

Balance Sheet, September 30, 2006

27

—

Statement of Operations, from

inception on March 15, 2006 through

September 30, 2006

28

—

Statement of Stockholders’ Equity,

 from inception on  March 15, 2006 through

        September 30, 2006

29

—

Statement of Cash Flows, from

inception on March 15, 2006 through

September 30, 2006

30

—

Notes to Financial Statements

31-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

TRANSACT ENERGY CORP.

Vancouver, B.C. Canada

We have audited the accompanying balance sheet of Transact Energy Corp. as of September 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from inception on March 15, 2006 through September 30, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transact Energy Corp. as of September 30, 2006 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company was only recently formed and has incurred losses since its inception.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

December 22, 2006

TRANSACT ENERGY CORP. [A Development Stage Company]

BALANCE SHEET

ASSETS

September 30,
2006

CURRENT ASSETS:
Cash	$34,198
Prepaid expenses	3,064

Total Current Assets	37,262

INVESTMENT IN LEASE (NOTE 2)	12,051

$49,313

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$700

Total Current Liabilities	700

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value,
10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value,
100,000,000 shares authorized,
9,400,000 shares issued and
outstanding	9,400
Capital in excess of par value	44,100
Deficit accumulated during the
development stage	(4,887)

Total Stockholders' Equity	48,613

$49,313

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP. [A Development Stage Company]

STATEMENT OF OPERATIONS

From Inception
on March 15,
2006, Through
September 30,
2006

REVENUE	$-

EXPENSES:
General and administrative	4,887

Total Expenses	4,887

LOSS FROM OPERATIONS
BEFORE INCOME TAXES	(4,887)

CURRENT TAX EXPENSE	-

DEFERRED TAX EXPENSE	-

NET LOSS	$(4,887)

Loss Per Common Share	$(.00)

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP. [A Development Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY

FROM INCEPTION ON MARCH 15, 2006

THROUGH SEPTEMBER 30, 2006

						Deficit
						Accumulated
	Preferred Stock		Common Stock		Capital in	During the
					Excess of	Development
	Shares	Amount	Shares	Amount	Par Value	Stage

BALANCE, March 15, 2006	-	$-	-	$-	$-	$-

Issuance of 8,500,000 shares of
common stock for cash at $.001
per share, April 2006	-	-	8,500,000	8,500	-	-

Issuance of 900,000 shares of
common stock for cash at $.05
per share, August 2006	-	-	900,000	900	44,100	-

Net loss for the period ended
September 30, 2006	-	-	-	-	-	(4,887)

BALANCE, September 30,	-	$-	9,400,000	$9,400	$44,100	$(4,887)

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP. [A Development Stage Company]

STATEMENT OF CASH FLOWS

From Inception
on March 15,
2006, Through
September 30,
2006

Cash Flows From Operating Activities:
Net loss	$(4,887)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in assets and liabilities:
(Increase) in prepaids	(3,064)
Increase in accounts payable	700

Net Cash (Used) by Operating Activities	(7,251)

Cash Flows From Investing Activities:
Acquistion of oil and gas leases	(12,051)

Net Cash (Used) by Investing Activities	(12,051)

Cash Flows From Financing Activities:
Proceeds from common stock issuance	53,500

Net Cash Provided by Financing Activities	53,500

Net Increase in Cash	34,198

Cash at Beginning of Period	-

Cash at End of Period	$34,198

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30,2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Transact Energy Corp. (“the Company”) was organized under the laws of the State of Nevada on March 15, 2006. The Company plans to engage in the business of acquiring and selling oil and gas lease interests.  The Company has not generated significant revenues and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes

[See Note 4].

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive [See Note 7].

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, SFAS No. 123 (revised 2004), “Share-Based Payment”, SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”, SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”, SFAS No. 156, “Accounting for the Servicing of Financial Assets”, SFAS No. 157, “Fair Value Measurements”, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”, were recently issued.  SFAS No. 151, 152, 153, 123 (revised 2004), 154, 155, 156, 157 and 158 have no current applicability to the Company or their effect on the financial statements would not have been significant.

TRANSACT ENERGY CORP.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30,2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Investment in leases –   All costs such as bid fees and lease rental payments related to the acquisition of oil and gas  leases are deferred and amortized on a straight  line basis  over the term of the lease.

Foreign currency translation - Transactions in foreign currencies are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues, expenses, gains and losses. Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) when material and foreign currency transaction gains and losses are recorded in other income and expense.

NOTE 2 - INVESTMENT IN LEASE

On September 7, 2006 the Company acquired a 100% interest in a Petroleum and                                                                           Natural Gas Lease from the province of Alberta, Canada for $12,051 cash. The lease       is for a 5 year term and calls for annual rental and royalty payments in accordance       with the Mines and Mineral Act of Alberta.

NOTE 3 - CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at September 30, 2006.

Common Stock – The Company has authorized 100,000,000 shares of common stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

During April 2006, the Company issued 8,500,000 shares of its previously authorized, but unissued common stock.  Total proceeds from the sale of stock amounted to $8,500 (or $.001 per share).

During August 2006, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $45,000 (or $.05 per share).

TRANSACT ENERGY CORP.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30,2006

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at September 30, 2006, an operating loss carryforward of approximately $4,887, which may be applied against future taxable income and which expires in various years through 2026.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $975 as of September 30, 2006, with an offsetting valuation allowance of the same amount.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has incurred losses since its inception.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company has not paid any compensation to its officers and directors, as the services provided by them to date have only been nominal.

Office Space - The Company has not had a need to rent office space.  An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

TRANSACT ENERGY CORP.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30,2006

NOTE 7 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

From Inception
on March 15,
2006, Through
September 30,
2006

Loss available to common shareholders
(numerator)	$(4,887)

Weighted average number of common shares
outstanding during the period used in loss per
share (denominator)	8,800,000

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2.  An offering price of $.25 per share has arbitrarily been determined by the Company.  The offering will be managed by the Company without any underwriter.  The units will be offered and sold by officers and directors of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.

====================================

Until November 22, 2007, all dealers that effect

transactions in these securities, whether or not

participating in this offering, may be required to

deliver a prospectus.  This is in addition to the

dealer’s obligation to deliver a prospectus when

acting as underwriters and with respect to their

unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary

  2

Risk Factors

  2

Forward-Looking Statements

  9

Dilution and Comparative Data

  11

Use of Proceeds

  12

Determination of Offering Price

  13

Description of Business

  13

Plan of Operation

16

Management

17

Compensation

  19

Certain Relationships and Related Transactions

 19

Principal Stockholders

 19

Description of the Securities

 20

Shares Available for Future Sale

 21

Market for Common Stock

 21

Plan of Distribution

 22

Legal Matters

 23

Experts

 23

Additional Information

 23

Index to Financial Statements

 24

No dealer, salesperson or other person has been

authorized to give any information or to make any

representations other than those contained in this

Prospectus and, if given or made, such information

or representations must not be relied upon as having

been authorized by the Company. This Prospectus

does not constitute an offer to sell or a solicitation of

an offer to buy any of the securities offered hereby to

whom it is unlawful to make such offer in any

jurisdiction. Neither the delivery of this Prospectus

nor any sale made hereunder shall, under any

circumstances, create any implication that

information contained herein is correct as of any

time subsequent to the date hereof or that there has

been no change in the affairs of the Company since

such date.

====================================

=================================

$250,000 Minimum

$500,000 Maximum

TRANSACT ENERGY CORP.

1,000,000 Shares Minimum

2,000,000 Shares Maximum

Common Stock

$0.001 Par Value

---------------------

PROSPECTUS

---------------------

February 22, 2007

================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with TransAct Energy Corp.  However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$54.00
Printing Fees and Expenses	2,000.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	15,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	1,500.00
Miscellaneous	946.00
TOTAL	$45,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

During April 2006, the Company issued 8,500,000 shares of its previously authorized, but unissued common stock.  Total proceeds from the sale of stock amounted to $8,500 (or $.001 per share).

During August 2006, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $45,000 (or $.05 per share).

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 23.1 23.2 99.1 99.2 99.4

Title of Document

Articles of Incorporation

By-laws

Legal Opinion included in Exhibit 23.1

Consent of Cletha A. Walstrand, P.C.

Consent of Pritchett, Siler & Hardy

Subscription Agreement

Escrow Agreement – Offering

Corporate Code of Ethics

Location * * * * Attached * * *

*

Incorporated by reference to the SB-2 registration statement filed December 29, 2006.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of TransAct Energy Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the  undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

 (5)

Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) ofthis chapter) as part of a registration statement relating to an  offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this  chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document  incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the  registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, TransAct Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in Vancouver, British Columbia, Canada, on February 22, 2007.

TRANSACT ENERGY CORP.

By: /s/ Roderick Bartlett

By: /s/ Harold Forzley

Roderick Bartlett

Harold Forzley

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Roderick Bartlett and Harold Forzley, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roderick Bartlett Roderick Bartlett	Chairman, Chief Executive Officer, Principal Executive Officer and Director	Feb. 22, 2007
/s/ Harold Forzley Harold Forzley	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	Feb. 22, 2007
/s/ Craig Robson Craig Robson	Director	Feb. 22, 2007